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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To K2 Digital, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference to this Form 10-KSB of our report dated February 26, 2001 in Registration Statement File No. 333-04319, Registration Statement File No. 333-96149, Registration Statement File No. 333-60799 and Registration Statement File No. 333-52196. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                                   ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 2001